Exhibit 32

HMN FINANCIAL, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of HMN Financial, Inc. (the "Company") on Form 10-Q for the period ending March 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Bradley Krehbiel, President and Chief Executive Officer of HMN Financial, Inc. (the “Company”) (Principal Executive Officer of the Company), and Jon Eberle, Senior Vice President, Chief Financial Officer and Treasurer of the Company (Principal Financial Officer of the Company), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     The Report fully complies with the requirements of section 13(a) or 15(d) of the

Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 7, 2015                                                         /s/ Bradley Krehbiel

Bradley Krehbiel

President and Chief Executive Officer

(Principal Executive Officer)

/s/Jon Eberle

Jon Eberle

Senior Vice President/Chief Financial Officer

and Treasurer

(Principal Financial Officer)